                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  NETGURU, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             22-2356861
            --------                                             ----------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

             22700 SAVI RANCH PARKWAY, YORBA LINDA, CALIFORNIA 92887
             -------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                      NETGURU, INC. 2003 STOCK OPTION PLAN
                      ------------------------------------
                            (Full title of the plan)

                                  AMRIT K. DAS
                CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                                  NETGURU, INC.
                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887
                          -----------------------------
                     (Name and address of agent for service)

                                 (714) 974-2500
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                                Gregg Amber, Esq.
                           Cristy Lomenzo Parker, Esq.
                               Rutan & Tucker, LLP
                      611 Anton Boulevard, Fourteenth Floor
                          Costa Mesa, California 92626
                                 (714) 641-5100

                                                  CALCULATION OF REGISTRATION FEE
=========================================== ================ ================= ==================== ================
                                                                 PROPOSED
                                                             MAXIMUM OFFERING       PROPOSED           AMOUNT OF
                                             AMOUNT TO BE    PRICE PER SHARE    MAXIMUM AGGREGATE    REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED     REGISTERED (1)         (2)         OFFERING PRICE (2)       FEE (3)
------------------------------------------- ---------------- ----------------- -------------------- ----------------
Common Stock, $.01 par value                 1,000,000 shares      $1.18            $1,180,000            $95.46
------------------------------------------- ---------------- ----------------- -------------------- ----------------
Total                                        1,000,000 shares                       $1,180,000            $95.46
=========================================== ================ ================= ==================== ================

(1) Registrant is registering an aggregate of 1,000,000 shares of its common stock that may become issuable upon exercise of options to be granted under its 2003 Stock Option Plan. In the event of a stock split, stock dividend or similar transaction involving common stock of Registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) of the Securities Act of 1933 ("Securities Act").
(2) Calculated pursuant to Rules 457(c) and 457(h) on the basis of the average of the high and low prices per share as reported for such securities on The Nasdaq SmallCap Market on December 5, 2003.
(3)  Based on a fee rate of $80.90 per $1,000,000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2 of Form S-8, will be sent or given to employees in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act. Registrant will furnish without charge to each employee to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in
Item 3 of Part II of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act. Requests should be directed to netGuru, Inc. 22700 Savi Ranch Parkway, Yorba Linda, California 92887, Attention: Chief Financial Officer. Registrant's telephone number is (714) 974-2500.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         (a) Registrant's Current Report on Form 8-K for November 12, 2003 filed with the Commission on November 14, 2003 (File No. 0-28560).

         (b) Registrant's Current Report on Form 8-K for October 8, 2003 filed with the Commission on October 15, 2003 (File No. 0-28560).

         (c) Registrant's Definitive Proxy Statement filed with the Commission on October 14, 2003, in connection with Registrant's Annual Meeting of Stockholders held on November 13, 2003.

         (d) Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003, filed with the Commission on November 14, 2003 (File No. 0-28560).

         (e) Registrant's Current Report on Form 8-K for September 12, 2003 filed with the Commission on September 16, 2003 (File No. 0-28560).

         (f) Amendment No. 1 to Registrant's Current Report on Form 8-K for July 25, 2003 filed with the Commission on August 19, 2003 (File No. 0-28560).

         (g) Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003, filed with the Commission on August 14, 2003 (File No. 0-28560).

         (h) Registrant's Current Report on Form 8-K for July 25, 2003 filed with the Commission on August 8, 2003 (File No. 0-28560).

         (i) Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003, filed with the Commission on July 15, 2003 (File No. 0-28560).

          (j) Amendment No. 3 to Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 filed with the Commission on May 6, 2003 (File No. 0-28560).

         (k) All reports of Registrant filed pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended March 31, 2003.

         (l) The description of the Registrant's common stock contained in the Registrant's Current Report on Form 8-K for March 19, 2002 filed with the Commission on March 19, 2002 (File No. 0-28560), together with any amendment or report filed for the purpose of amending or updating such description.

         (m) Information concerning securities to be issued under the 2003 Stock Option Plan, including the amounts outstanding, exercises, prices and expiration dates, which will be included in the future, either in Registrant's proxy statements, annual reports or appendices to this Registration Statement.

         All reports and other documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part hereof from the date of filing such documents.

         For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Notwithstanding the above, information that is "furnished to" the Commission shall not be deemed "filed with" the Commission and shall not be deemed incorporated by reference into this Registration Statement.

         The consolidated financial statements and related independent auditors' reports included in Amendment No. 3 to Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002 and Amendment No. 1 to Registrant's Current Report on Form 8-K for April 1, 2002, have been superseded by the consolidated financial statements included in Registrant's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003, and as a result, do not constitute part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the company.

         Registrant's Certificate of Incorporation provides that, except in certain specified instances, a director of Registrant shall not be personally liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

         In addition, Registrant's Certificate of Incorporation and Bylaws obligate Registrant to indemnify its directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of Registrant. The Bylaws also authorize Registrant to purchase and maintain insurance on behalf of any director or officer of Registrant against any liability asserted against such person in such capacity, whether or not Registrant would have the power to indemnify such person against such liability under the provisions of the DGCL.

         To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Registrant under the provisions described above, Registrant has been informed that in the opinion of the Commission, indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.       EXHIBITS.

                4         netGuru, Inc. 2003 Stock Option Plan*

                5         Opinion of Rutan & Tucker, LLP

               23.1       Consent of Rutan & Tucker, LLP (included in Exhibit 5)

               23.2       Consent of KPMG LLP

               24 Power of Attorney (contained on the signature pages to this Registration Statement)
_______________

* Incorporated by reference from Registrant's Definitive Proxy Statement, filed with the Securities and Exchange Commission on October 14, 2003 (File No. 0-28560).

ITEM 9.       UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (except that paragraphs (i) and (ii) below shall not apply if the information required by paragraphs (i) and (ii) below is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement):

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

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                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution.

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yorba Linda, State of California, on December 5, 2003.

                                       netGuru, Inc., a Delaware corporation

                                       By: /s/ AMRIT K. DAS
                                           -------------------------------------
                                           Amrit K. Das, Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amrit K. Das his attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE                              TITLE                                DATE
     ---------                              -----                                ----
/s/ AMRIT K. DAS                  Chairman of the Board, President and       December 5, 2003
---------------------------       Chief Executive Officer
Amrit K. Das                      (Principal Executive Officer)

/s/ SANTANU DAS                   Corporate Vice President, Chief            December 5, 2003
---------------------------       Operating Officer, Director
Santanu Das

/s/ BRUCE K. NELSON               Chief Financial Officer                    December 5, 2003
---------------------------       (Principal Financial Officer
Bruce K. Nelson                   and Principal Accounting Officer)

/s/ D. DEAN McCORMICK III         Director                                   December 5, 2003
---------------------------
D. Dean McCormick III

/s/ BENEDICT A. EAZZETTA          Director                                   December 5, 2003
---------------------------
Benedict A. Eazzetta

/s/ STANLEY W. CORBETT            Director                                   December 5, 2003
---------------------------
Stanley W. Corbett


                                  EXHIBIT INDEX

4        netGuru, Inc. 2003 Stock Option Plan *

5        Opinion of Rutan & Tucker, LLP

23.1     Consent of Rutan & Tucker, LLP (included in Exhibit 5)

23.2     Consent of KPMG LLP

24 Power of Attorney (contained on the signature pages to this Registration Statement)

* Incorporated by reference from Registrant's Definitive Proxy Statement, filed with the Securities and Exchange Commission on October 14, 2003 (File No. 0-28560).